Exhibit 24.1


                  Consent of Independent Accountants




We consent to the incorporation by reference in the registration statement of International Rectifier Corporation on Form S-8 (File No. 33-44332) of our report dated June 20, 1994, on our audits of International Rectifier Corporation Retirement Savings Plan as of December 31, 1993 and 1992, and for the year ended December 31, 1993, which report is included in this Annual Report on Form 11-K.





Los Angeles, California                                        Coopers & Lybrand
June 28, 1994